Exhibit 4.3
EXECUTION VERSION
SECOND SUPPLEMENTAL INDENTURE
Dated as of May 11, 2010
     THIS SECOND SUPPLEMENTAL INDENTURE to the Indenture referred to below is dated as of May 11, 2010 and is made by and among AK STEEL CORPORATION, a Delaware corporation (“AK Steel”), AK STEEL HOLDING CORPORATION, a Delaware corporation (“AK Holding”), AKS INVESTMENTS, INC., an Ohio corporation (“AKS”), AK TUBE LLC, a Delaware limited liability company (“AK Tube” and, together with AK Holding and AKS, the “Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to FIFTH THIRD BANK), as trustee (the “Trustee”).
     WHEREAS, AK Steel, AK Holding, Douglas Dynamics, L.L.C. and the Trustee entered into to an Indenture, dated as of June 11, 2002 (the “Indenture”), as supplemented by the First Supplemental Indenture, dated August 8, 2003, among AK Steel, the Guarantors and the Trustee, pursuant to which AK Steel issued its 7 3/4% Senior Notes due 2012 (the “Securities”), $504,048,000 aggregate principal amount of which are outstanding on the date hereof;
     WHEREAS, Section 9.2 of the Indenture provides that AK Steel, the Guarantors and the Trustee may amend the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding;
     WHEREAS, AK Steel desires to amend certain provisions of the Indenture, as set forth in Article I hereof;
     WHEREAS, the Securities will evidence the same continuing unsecured indebtedness of the Company;
     WHEREAS, the Holders of at least a majority in aggregate principal amount of the Securities outstanding have consented to the amendments effected by this Supplemental Indenture; and
     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement, in accordance with its terms, have been done.
     NOW THEREFORE, this Supplemental Indenture witnesseth that, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE I
AMENDMENTS TO THE INDENTURE
     Section 1.1. Amendments to Article Four of the Indenture.
          (a) Section 4.5 (Limitation on Debt) is hereby deleted in its entirety and replaced by the following:
               “Section 4.5. [Reserved]”
          (b) Section 4.6 (Limitation on Debt and Preferred Equity Interests of Subsidiaries) is hereby deleted in its entirety and replaced by the following:
               “Section 4.6. [Reserved]”

          (c) Section 4.7 (Limitation on Restricted Payments) is hereby deleted in its entirety and replaced by the following:
               “Section 4.7. [Reserved]”
          (d) Section 4.8 (Limitation on Issuance and Sale of Equity Interests of Subsidiaries) is hereby deleted in its entirety and replaced by the following:
               “Section 4.8. [Reserved]”
          (e) Section 4.9 (Limitation on Restrictions on Distributions from Subsidiaries) is hereby deleted in its entirety and replaced by the following:
               “Section 4.9. [Reserved]”
          (f) Section 4.10 (Limitation on Sales of Asset and Equity Interests of Subsidiaries) is hereby deleted in its entirety and replaced by the following:
               “Section 4.10. [Reserved]”
          (g) Section 4.11 (Limitation on Transactions with Affiliates) is hereby deleted in its entirety and replaced by the following:
               “Section 4.11. [Reserved]”
          (h) Section 4.12 (Limitation on Liens) is hereby deleted in its entirety and replaced by the following:
               “Section 4.12. [Reserved]”
          (i) Section 4.13 (Limitation on Sale/Leaseback Transactions) is hereby deleted in its entirety and replaced by the following:
               “Section 4.13. [Reserved]”
          (j) Section 4.14 (Corporate Existence) is hereby deleted in its entirety and replaced by the following:
               “Section 4.14. [Reserved]”
          (k) Section 4.15 (Lines of Business) is hereby deleted in its entirety and replaced by the following:
               “Section 4.15. [Reserved]”
          (l) Section 4.16 (Restrictions on Activities of Holding) is hereby deleted in its entirety and replaced by the following:
               “Section 4.16. [Reserved]”
          (m) Section 4.18 (Compliance Certificate) is hereby deleted in its entirety and replaced by the following:

               “Section 4.18. [Reserved]”
          (n) Section 4.19 (Further Instruments and Acts) is hereby deleted in its entirety and replaced by the following:
               “Section 4.19. [Reserved]”
          (o) Section 4.20 (Maintenance of Properties) is hereby deleted in its entirety and replaced by the following:
               “Section 4.20. [Reserved]”
          (p) Section 4.21 (Insurance) is hereby deleted in its entirety and replaced by the following:
               “Section 4.21. [Reserved]”
          (q) Section 4.22 (Designation of Non-Recourse Subsidiaries and Restricted Subsidiaries) is hereby deleted in its entirety and replaced by the following:
               “Section 4.22. [Reserved]”
          (r) Section 5.1 (When AK Steel or any of its Subsidiaries May Merge or Transfer Assets) is hereby deleted in its entirety and replaced by the following:
               “Section 5.1. [Reserved]”
          (s) Section 6.1(d) is hereby deleted in its entirety and replaced by the following:
               “[Reserved]”
          (t) Section 6.1(e) is hereby deleted in its entirety and replaced by the following:
               “[Reserved]”
          (u) Section 6.1(f) is hereby deleted in its entirety and replaced by the following:
               “[Reserved]”
          (v) Section 6.1(j) is hereby deleted in its entirety and replaced by the following:
               “[Reserved]”
     Section 1.2 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture (and not otherwise defined herein) are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. Any defined terms present in the Indenture or the Notes but no longer used as a result of the amendments made by this Supplemental Indenture are hereby eliminated. The definition of any defined term used in the Indenture or the Notes where such definition is set forth in any of the sections or subsections that are eliminated by this Supplemental Indenture and the term is still used in the Indenture or the Notes after the amendments hereby become operative shall be deemed to become part of, and defined in Section 1.1 of the Indenture. Such defined terms are to be in alphanumeric order within Section 1.1 of the Indenture.

ARTICLE II
MISCELLANEOUS
     Section 2.1 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.
     Section 2.2 Governing Law. The rights and duties of AK Steel, the Guarantors and the Trustee under this Second Supplemental Indenture shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.
     Section 2.3 Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 2.4 Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture.
     Section 2.5 Multiple Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.
     Section 2.6 Headings. The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 2.7 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of AK Steel and the Guarantors and not of the Trustee.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

AK STEEL CORPORATION
By:	/s/ Albert E. Ferrara, Jr.
	Name:	Albert E. Ferrara, Jr.
	Title:	VP. Finance & CFO

AK STEEL HOLDING CORPORATION, as Guarantor
By:	/s/ Albert E. Ferrara, Jr.
	Name:	Albert E. Ferrara, Jr.
	Title:	VP. Finance & CFO

AKS INVESTMENTS, INC. as Guarantor
By:	/s/ Albert E. Ferrara, Jr.
	Name:	Albert E. Ferrara, Jr.
	Title:	President

AK TUBE LLC as Guarantor
By:	/s/ Amy K. Collins
	Name:	Amy K. Collins
	Title:	Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Christian J. Pastura
	Name:	Christian J. Pastura
	Title:	Senior Associate